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                                                                 EXHIBIT (14)(B)

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated May 21, 2008 with respect to the financial statements and financial highlights of RiverSource Small Cap Advantage Fund included in the Annual Report for the year ended March 31, 2008 in the Registration Statement (Form N-14) of the Seligman Value Fund Series, Inc. filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-157526).


                                                     /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 13, 2009